As filed with the Securities and Exchange Commission September __, 1995


                                                Registration No. 33-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM S-3

                          REGISTRATION STATEMENT

                                   under

                        THE SECURITIES ACT OF 1933


                       NU HORIZONS ELECTRONICS CORP.
            (Exact name of issuer as specified in its charter)

           Delaware                                      11-2621097
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

 6000 New Horizons Boulevard                     Arthur Nadata, President
 Amityville, New York  11701                     Nu Horizons Electronics Corp.
       (516) 226-6000                            6000 New Horizons Boulevard
 (Address, including zip code and telephone      Amityville, New York 11701
  number, including area code)               (Name address and telephone number,
                                              including area code of agent for
                                              service)

                                 Copy to:
                            Neil M. Kaufman, Esq.
                            Blau, Kramer, Wactlar & Lieberman, P.C.
                            100 Jericho Quadrangle
                            Jericho, New York  11753
                            (516) 822-4820

 Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

 If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box .

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box XX.
                       CALCULATION OF REGISTRATION FEE


Title of Each Class of    Amount to be    Proposed Maximum    Proposed Maximum    Amount of
Securities to be          Registered      Offering Price      Aggregate Offering  Registration
Registered                                Per Share(1)        Price(1)            Fee
-----------------------------------------------------------------------------------------------
Common Stock, par value   333,333 shs.    $14.75              $4,916,62           $1,695
$.0066 per share, reserved
for issuance upon conversion
of 8.25% Convertible
Subordiated Notes(2)
-----------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, based on the average high and low reported sale prices on the National Association of Securities Dealers, Inc. Automated
    Quotations System National Market System on September 21, 1995.
(2) Pursuant to Rule 416, this Registration Statement also covers any additional shares of Common Stock which may become issuable by virtue of the anti-dilution provisions of such Notes.

-------------------------------------------------------------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       NEW HORIZONS ELECTRONICS CORP.

                            Cross Reference Sheet

 Showing location in Prospectus of Information Required by Items on Form S-3

Item No.  Prospectus Caption

  1.    Forepart of the Registration             Outside Front Cover
        Statement and Outside Front Cover Page   Page of Prospectus
        of Prospectus

  2.    Inside Front and Outside Back Cover      Inside Front and Outside
        Pages of Prospectus                      Back Cover Pages of
                                                 Prospectus

  3.    Summary Information, Risk Factors and    Selected Financial
        Ratio of Earnings to Fixed Charges       Data

  4.    Use of Proceeds                          Use of Proceeds

  5.    Determination of Offering Price          Outside Front Cover Page;
                                                 Selling Stockholder

  6.    Dilution                                         *

  7.    Selling Security Holders                 Selling Stockholder

  8.    Plan of Distribution                     Outside Front Cover Page;
                                                 Plan of Distribution

  9.    Description of Securities to be                  *
        Registered

  10.   Interests of Named Experts and Counsel   Legal Opinion;
                                                 Experts

  11.   Material Changes                                 *

  12.   Incorporation of Certain Information     Incorporation of
        by Reference                             Certain Documents
                                                 By Reference

  13.   Disclosure of Commission Position on             *
        Indemnification for Securities Act
        Liabilities

*Omitted since answer to item is negative or inapplicable

                        SUBJECT TO COMPLETION
                       Dated September 27, 1995

                     NU HORIZONS ELECTRONICS CORP.

                    333,333 Shares of Common Stock
                            $.0066 par value

           The 333,333 shares of Common Stock (the "Shares"), par value $.0066 per share, of Nu Horizons Electronics Corp. (the "Company") being covered by this Prospectus are being offered for sale from time to time by or for the account of Massachusetts Mutual Life Insurance Company, MassMutual Corporate Value Partners Limited, MassMutual Corporate Investors and MassMutual Participation Investors, each of whom is affiliated with each other (the "Selling Stockholders").

           The Company will not receive any of the proceeds from this offering.

           The Shares may be offered for sale on the National Association of Securities Dealers, Inc. Automated Quotation System National Market System ("NASDAQ NMS"), in independent transactions, or otherwise and may be sold at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

           The Selling Stockholder and the brokers and dealers through whom sales of the Shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and their commissions or discounts and other compensation may be regarded as underwriter's compensation.

           The Company will bear the expenses of this offering, including filing fees of approximately $10,000 in connection herewith.

           The Company's Common Stock is traded on the NASDAQ NMS (NASDAQ NMS symbol: NUHC). On September 21, 1995, the last reported sale price of the Company's Common Stock as reported by the NASDAQ NMS was $14.75 per share.


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is                     , 1995.

                            AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto. For further information with respect to the Company and the shares of Common stock offered by this Prospectus, reference is made to such Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof; each such statement contained herein is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained at the office of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. In addition, the Company's Common Stock is listed on the National Association of Securities Dealers, Inc. Automated Quotations System National Market System, and copies of the foregoing materials and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street N.W., Washington, D.C. 20006.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission (File No. 1-8798) pursuant to the Exchange Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended February 29, 1995.

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1995.

     (3) The description of the Common Stock contained in the Company's Registration Statement on Form 10 relating to the Common Stock.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering of Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (except for exhibits thereto unless specifically incorporated by reference therein). Requests for such copies should be directed to the Secretary, Nu Horizons Electronics Corp., 6000 New Horizons Boulevard, Amityville, New York 11701,
(516) 226-6000.

                                THE COMPANY

     Nu Horizons Electronics Corp. (the "Company") and its wholly-owned subsidiary, NIC Components Corp. ("NIC"), are engaged in the distribution of high technology active and passive electronic components. Nu Horizons International Corp. (International"), another wholly-owned subsidiary, is an export distributor of electronic components. Nu Visions Manufacturing, Inc. ("NUV"), located in Springfield, Massachusetts, another wholly-owned subsidiary, is a contract assembler of circuit boards, harnesses and related electromechanical devices for various original equipment manufacturers ("OEMs").

     The Company distributes active components principally to OEMs in the eastern United States. These components include commercial and military semiconductor products such as memory chips; microprocessors; digital and linear circuits; microwave, RF and fiberoptic components; transistors and diodes. The Company is a franchised distributor of active components for approximately thirty-five product lines. Pursuant to a long-term agreement, NIC is the sole North American licensee of Nippon Industries Co., Ltd., a Japanese manufacturer, for the import and distribution of Nippon's high technology line of passive chip and leaded components, including capacitors, resistors and related networks.

     The Company has approximately 7,000 customers. The active and passive components distributed by the Company are utilized by the electronics industry and other industries in the manufacture of sophisticated electronic products, including military and industrial instrumentation, computers and peripheral equipment, consumer electronic products, telephone and telecommunications equipment (including those incorporating cellular communications technologies), satellite communications equipment, medical equipment, automotive electronics and audio and video electronic equipment.

     Manufacturers of electronic components augment their marketing programs through the use of independent distributors and contract assemblers such as the Company. The Company believes that the role of these independent distributors and contract assemblers in marketing these products has been expanding. Distributors and assemblers, such as the Company, offer their customers the convenience of diverse inventories and rapid delivery, as well as design and technical assistance, and also provide product in smaller quantities than is generally available from manufacturers. Generally, companies engaged in the distribution of active and passive electronic components, such as the Company, are required to maintain a relatively significant investment in inventories and accounts receivable. To meet these requirements, the Company typically depends on internally-generated funds as well as external borrowings.

     Management's policy is to manage, maintain and control all inventories from its principal headquarters and stocking facility on Long Island, New York, and its stocking facility in San Jose, California. The Company and its subsidiaries also have nineteen other locations, including eighteen branch sales facilities and NUV's facility.

     The Company's executive offices are located at 6000 New Horizons Boulevard, Amityville, New York 11701, and its telephone number is (516) 226-6000.

                            SELECTED FINANCIAL DATA

     The following selected financial data is qualified by reference to, and should be read in conjunction with, the consolidated financial statements, related Notes thereto and other financial information incorporated by reference herein. The selected financial data for the three years ended February 28, 1995 have been derived from the Company's consolidated financial statements, which have been audited by Lazar, Levine & Company LLP, independent public accountants, as indicated in their reports. The selected financial data as of August 31, 1995 and for the six months ended August 31, 1995 and 1994 have been derived from the unaudited consolidated financial statements of the Company and notes thereto incorporated by reference herein and should be read in conjunction with those unaudited consolidated financial statements and notes and reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to present fairly the data as of such date and for such periods. The results for interim periods are not necessarily indicative of results to be expected for the year.

Income Statement Data:


                           Six Months Ended August 31,           Year Ended February 28,
                             1995        1994             1995         1994          1993
                                (unaudited)

Net sales . . . . . . .     $94,887,858  $59,776,531  $130,251,554  $92,418,038    $60,507,620
Cost of Sales . . . . .      72,600,251   45,065,304    99,338,249   67,467,560     45,117,598
Gross Profit. . . . . .      22,287,607   14,711,227    30,913,305   24,950,478     15,390,022
Operating expenses. . .      14,487,541   10,122,107    22,094,158   15,908,490     12,464,185
Income from operations.       7,800,066    4,589,120     8,819,147    9,041,988      2,925,837
Interest expense, net of
 interest income. . . .        (932,127)     496,579     1,375,000      492,454        361,502
Income before income taxes . .6,787,939    4,092,541     7,444,147    8,549,534      2,546,335
Provision for income taxes . .2,750,934    1,679,156     3,022,324    3,505,309      1,074,677
Net income. . . . . . .      $4,837,884  $ 2,413,385  $  4,421,823   $5,044,225    $ 1,489,658
Net income per common
 share. . . . . . . . .
 Primary. . . . . . . .     $       .51  $       .31  $        .56   $      .65    $       .20
 Fully Diluted. . . . .     $       .43  $       .30           .52          .65            .19


Balance Sheet Data:

                                         At August 31, 1995 At February 28, 1995
                                               (unaudited)

Working capital . . . . . . . . .         $46,743,018         $36,328,941
Total assets. . . . . . . . . . .          66,235,153          51,972,606
Revolving Credit Line . . . . . .          11,250,000           4,400,000
Long-term debt, including
  Subordinated Convertible Notes.          15,466,898          15,595,404
Stockholders' equity. . . . . . .          26,106,946          22,541,916


         For the three month period ended Aguust 31, 1995, the Company had net sales of $50,091,805, net income of $2,405,908 primary earnings per share of $.30 and fully diluted earnings per share of $.25, as compared to $31,014,547, $1,149,740, $.15 and $.14, respectively, for the three month period ended August 31, 1994.

                               USE OF PROCEEDS

           The Company will not receive any proceeds from this offering.

                         PRICE RANGE OF COMMON STOCK

           The Company's Common Stock is traded on the NASDAQ NMS under the symbol NUHC. The following table sets forth the high and low sales prices of the Common Stock as reported on the NASDAQ NMS for the fiscal periods indicated. See "Dividend Policy".

                                                      Common Stock
                                              ----------------------------
                                              High                     Low

   1994
   First Quarter. . . . . . . . . .          $ 6.08                   $4.08
   Second Quarter . . . . . . . . .           10.83                    5.58
   Third Quarter. . . . . . . . . .           16.50                    9.25
   Fourth Quarter . . . . . . . . .           12.25                    7.63

   1995
   First Quarter. . . . . . . . . .          $10.75                   $8.25
   Second Quarter . . . . . . . . .            8.75                    5.75
   Third Quarter. . . . . . . . . .            9.75                    6.13
   Fourth Quarter . . . . . . . . .            9.50                    6.88

   1996
   First Quarter. . . . . . . . . .          $ 9.38                   $6.50
   Second Quarter . . . . . . . . .           11.50                    7.13
   Third Quarter (through
     September 21). . . . . . . . .           15.25                    7.13

     On September 21, 1995, the last reported sale price of the Common Stock was $14.75. As of September 21, 1995, there were approximately 2,000 holders of record of the Common Stock. The number of holders of record excludes beneficial holders whose shares are held in the name of nominees or trustees.

                               DIVIDEND POLICY

     The Company has never paid any cash dividends on its Common Stock. In addition, the Company's bank loan agreement contains restrictions on the payment of cash dividends. Payment of future dividends, if any, will be dependent upon such factors as the Board of Directors shall deem appropriate.

                          SELLING SECURITY HOLDERS

     The Shares being offered by this Prospectus are for the account of the Selling Stockholders in the following amounts: 166,666 Shares by Massachusetts Mutual Life Insurance Company; 66,667 shares by MassMutual Corporate Value Partners Limited; 66,667 shares by MassMutual Corporate Investors; and 33,333 Shares by MassMutual Participation Investors. The Selling Stockholders currently own an aggregate of $15,000,000 principal amount of 8.25% Subordinated Convertible Notes (the "Notes") issued by the Company in August 1994. These Notes currently are convertible into shares of Common Stock of the Company at a current conversion price of $9.00 per share. The Shares constitute the shares of Common Stock obtainable by the Selling Stockholders upon the conversion of an aggregate of $3,000,000, or 20%, of the aggregate principal amount of the Notes. If the Selling Stockholders convert this $3,000,000 principal amount of Notes and thereby obtain all of the Shares offered hereby, the Selling Stockholders would own in the aggregate 333,333 shares of Common Stock of the Company or approximately 4.2% of the issued and outstanding shares of Common Stock of the Company, prior to giving effect to this offering. If the Selling Stockholders were to convert the remaining Notes, the sale of the shares of Common Stock obtained thereby, if not underwritten, could have an adverse effect on the market price and liquidity of the Common Stock.

                             PLAN OF DISTRIBUTION

     The Shares are traded on the NASDAQ NMS under the symbol NUHC. The Shares may be sold from time to time directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Stockholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privatelynegotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales of securities.

     At the time a particular offer of securities is made by or on behalf of a Selling Stockholders, to the extent required, a prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for shares purchased from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

                                LEGAL OPINION

     Certain legal matters in connection with this offering will be passed upon for the Company by Blau, Kramer, Wactlar & Lieberman, P.C., Jericho, New York 11753. Harvey R. Blau, a member of the firm, is a director of the Company.

                                   EXPERTS

           The consolidated financial statements included or incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Lazar, Levine & Company, independent public accountants and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said Reports.

     No dealer, salesperson, or other person has been authorized by the Company to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such other information or representations must not be relied upon as having been so authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the securities to which it relates, or an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

                              TABLE OF CONTENTS

                                    Page

Available Information . . . . . . . . 2

Incorporation of Certain Documents
 by Reference . . . . . . . . . . . . 2

The Company . . . . . . . . . . . . . 3

Selected Financial Data . . . . . . . 4

Use of Proceeds . . . . . . . . . . . 5

Price Range of Common Stock . . . . . 5

Dividend Policy . . . . . . . . . . . 5

Selling Security Holders  . . . . . . 5

Plan of Distribution. . . . . . . . . 6

Legal Opinion . . . . . . . . . . . . 6

Experts . . . . . . . . . . . . . . . 6

                        NU HORIZONS ELECTRONICS CORP.


                            333,333 Common Shares





                                  PROSPECTUS










                              September __, 1995

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

       Securities and Exchange Commission
         Filing Fee . . . . . . . . . .             $ 1,695
       Legal and Accounting Fees. . . . .             7,500
       Miscellaneous. . . . . . . . . . .               805
       Total . . . . . . . . . . . . . .            $10,000

       The Company will pay all of these expenses.

Item 15.  Indemnification of Directors and Officers

       Under provisions of the By-Laws of the Company, each person who is or was a director or officer of the Company may be indemnified by the Company to the full extent permitted or authorized by the General Corporation Law of Delaware.

       Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

       If unsuccessful in defense of a third-party civil suit or if a criminal suit is settled, such a person may be indemnified under such law against both
(1) expenses (including attorneys' fees) and (2) judgements, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

       If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person may be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in such suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

       The Company and its officers and directors of the Company are covered by officers and directors liability insurance. The policy coverage is $2,000,000, which includes reimbursement for costs and fees. There is a maximum deductible under the policy of $50,000 for each claim.

Item 16.  Exhibits

          1      Note  Agreement  dated as of August  15,  1994  between  the
                 Company  and  the  Selling   Stockholder   (incorporated  by
                 reference to Exhibit 10.1 to the Company's  Quarterly Report on Form 10-Q for the period ended August 31, 1994).
          5      Opinion of Blau, Kramer, Wactlar & Lieberman, P.C.
          23.1   Consent of Lazar, Levine & Company
          23.2   Consent of Blau, Kramer, Wactlar & Lieberman, P.C. (included in Exhibit 5 hereof)
          25     Powers of Attorney (included in the signature pages hereof)

Item 17.     Undertakings

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes:

     (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amityville, New York on the 22nd day of September, 1995.


                                    NU HORIZONS ELECTRONICS CORP.


                                    By:/s/ Arthur Nadata
                                       Arthur Nadata
                                       President

                          POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on September 22, 1995 by the following persons in the capacities indicated. Each person whose signature appears below also constitutes and appoints Arthur Nadata and Paul Durando, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Signature                           Title


/s/ Irving Lubman                         Chairman of the Board and
Irving Lubman                              Chief Executive Officer
                                           (Principal Executive Officer)

/s/ Arthur Nadata                         President, Treasurer and
Arthur Nadata                              Director

/s/ Richard S. Schuster                   Secretary, Vice President
 Richard S. Schuster                       and Director

/s/ Paul Durando                          Vice President - Finance and Director
Paul Durando                               (Principal Financial
                                           and Accounting Officer)

/s/ Herbert M. Gardner                    Director
Herbert M. Gardner

/s/ Harvey R. Blau                        Director
Harvey R. Blau

/s/ David Siegel                          Director
David Siegel